Exhibit 99.1

Catherine Johanna DeFrancesco
365 Bay St. Suite 840
Toronto, ON M5H 2V1
Canada

September 20, 2016

By email to: dwelch@welchconsul.com; info@venaxis.com
Stephen T. Lundy
Chief Executive Officer Venaxis, Inc.
1585 South Perry Street Castle Rock, CO 80104

Re:    Repeated Demand for Special Meeting of the Shareholders of Venaxis, Inc.

Mr. Lundy:

I am writing to follow-up on my letter transmitted by e-mail on September 14, 2016.  As previously stated, I am the beneficial owner of shares of Venaxis, Inc., a Colorado corporation (“Venaxis” or the “Company”).  I beneficially own 341,176 shares representing approximately 8.8% of all the votes entitled to be cast at a meeting of the shareholders of the Company. A copy of my most recent amended Schedule 13D filed with the Securities and Exchange Commission is attached as Exhibit A hereto and incorporated by reference.  My shares are beneficially owned through several entities, as set forth in my Schedule 13D, as amended.  The shares are held through the following broker-dealers: Richardson GMP Limited, Industrial Alliance Securities Inc., and Merrill Lynch, Pierce, Fenner, & Smith, Inc.

Pursuant to Section 7-107-102 of the Colorado Revised Statutes, I repeat my demand made September 14, 2016 for a special meeting of the shareholders of the Company (the “Meeting”) and join in the demand for a special meeting of the shareholders made by Barry Honig dated September 13, 2016, a copy of which is attached as Exhibit B hereto and incorporated by reference.  The purposes of the meeting should be, as set forth in Mr. Honig’s meeting demand:  (1) to vote on the removal of five (5) directors, aside from you, currently serving on the Board of Directors, (2) to vote on a $7,500,000 shareholder dividend, and (3) to set the size of the board at no more than six (6) directors and for the election of five (5) new directors as follows: John Stetson, John O’Rourke, Jesse Sutton, Michael Beeghley, and David Danziger.  I join in Mr. Honig’s prior nomination of these individuals to serve as members of the board of directors, a copy of which is attached as Exhibit C hereto and incorporated by reference.

Should you have any questions regarding the foregoing, please do not hesitate to contact Joe Laxague, Esq. at (775) 234-5221.

Very truly yours,

/s/ Catherine Johanna DeFrancesco Catherine Johanna DeFrancesco
Enclosures

EXHIBIT A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D/A
Amendment No. 1
Under the Securities Exchange Act of 1934

Venaxis, Inc.
(Name of Issuer)

Common stock, no par value
(Title of Class of Securities)

92262A206
(CUSIP Number)

Catherine Johanna DeFrancesco
365 Bay St. Suite 840
Toronto, ON M5H 2V1
Canada
Tel. (416) 362-4441

Copies to:

Joe Laxague, Esq.
Laxague Law, Inc.
1 East Liberty, Suite 600
Reno, NV 89501
Tel. (775) 234-5221
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

September 13, 2016
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of §§240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. ☐

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule.13d-7 for other parties to whom copies are to be sent.

* The remainder of this cover page shall be filled out for a reporting person’s initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 (“Act”) or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

1. Names of Reporting Persons.

Catherine Johanna DeFrancesco
2. Check the Appropriate Box if a Member of a Group
(a) [ ]
(b) [X]

3. SEC Use Only
4. Source of Funds
WC
5. Check if Disclosure of Legal Proceedings Is Required Pursuant to Items 2(d) or 2(e)
☐

6. Citizenship or Place of Organization
Canada
Number of Shares Beneficially Owned by Each Reporting Person With:	7. Sole Voting Power
341,176(1)

8. Shared Voting Power
0

9. Sole Dispositive Power
341,176 (1)

10. Shared Dispositive Power
0
11. Aggregate Amount Beneficially Owned by Each Reporting Person
341,176 (1)
12. Check if the Aggregate Amount in Row (11) Excludes Certain Shares
☐

13. Percent of Class Represented by Amount in Row (11)
8.80%(2)
14. Type of Reporting Person
IN

(1) Includes shares beneficially owned through the following entities:

DSB Capital, Ltd., a Turks & Caicos company where Ms. DeFrancesco serves as the Trustee – 64,000 shares
DeFrancesco Motorsports, Inc., an Ontario corporation where Ms. DeFrancesco serves as the President – 59,100 shares
Delavalco Holdings, Inc., an Ontario corporation where Ms. DeFrancesco serves as the President – 81,500 shares
Delavalco Holdings, Inc., an Florida corporation where Ms. DeFrancesco serves as the President – 85,466 shares
Marcandy Investments Corp., an Ontario corporation where Ms. DeFrancesco serves as the President – 5,000 shares
Namaste Gorgie, Inc., an Ontario corporation where Ms. DeFrancesco serves as the President – 46,110 shares

(2) Based on 3,876,961 shares issued and outstanding as of August 10, 2016, as reported on the issuer’s Form 10-Q filed August 10, 2016.

ITEM 1. SECURITY AND ISSUER

(a) Name of Issuer:

Venaxis, Inc.

(b) Address of Issuer's Principal Executive Offices:

1585 South Perry Street
Castle Rock, Colorado 80104

(c) Title of the class of equity securities to which this statement relates:

Common stock, no par value

ITEM 2. IDENTITY AND BACKGROUND

If the person filing this statement or any person enumerated in Instruction C of this statement is a corporation, general partnership, limited partnership, syndicate or other group of persons, state its name, the state or other place of its organization, its principal business, the address of its principal office and the information required by (d) and (e) of this Item. If the person filing this statement or any person enumerated in Instruction C is a natural person, provide the information specified in (a) through (f) of this Item with respect to such person(s).

(a)  Name:

Catherine Johanna DeFrancesco

(b)  Residence or business address:

365 Bay St. Suite 840
Toronto, ON M5H 2V1
Canada

(c) Present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted:

Ms. DeFrancesco serves as the President and Owner of Delavalco Holdings, Inc., an Ontario corporation.  Her business address is 365 Bay St. Suite 840, Toronto, ON M5H 2V1.

(d) Whether or not, during the last five years, such person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) and, if so, give the dates, nature of conviction, name and location of court, and penalty imposed, or other disposition of the case:

No.

(e) Whether or not, during the last five years, such person was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws; and, if so, identify and describe such proceedings and summarize the terms of such judgment, decree or final order:

No.

(f) Citizenship:

Canada

ITEM 3. SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION

The source of funds was the working capital of the entities, as detailed above, through which Ms. DeFrancesco holds her beneficial ownership.

ITEM 4. PURPOSE OF TRANSACTION

The reporting person may engage in discussions with management and security holders of the issuer and other persons with respect to the subject class of securities, the issuer, the issuer’s industry, business, condition, operations, structure, governance, management, capitalization, policies, plans, and prospects and related and other matters. In particular, the reporting person may engage in discussions with management and security holders of the issuer regarding the complexion of the issuer’s board of directors and options for increasing shareholder value. The reporting person plans and proposes to review and analyze such reporting person’s interest in the issuer on a continuing basis and may engage in such discussions, as well as discussions with the issuer, the issuer’s directors and officers and other persons related to the issuer, as the reporting person deems necessary or appropriate in connection with the reporting person’s interest in the issuer.

Depending upon the factors described below and any other factor that is or becomes relevant, the reporting person plans and proposes to: (a) acquire additional amounts of the subject class of securities or different equity, debt, or other securities of the issuer, derivative securities related to securities of the issuer or other securities related to the issuer (collectively, “Issuer-Related Securities”) or a combination or combinations of Issuer-Related Securities, including by purchase or other method, pursuant to open market, private, tender offer, or other transactions, using borrowed or other funds or consideration of or from any source described herein or other source or via a combination or combinations of such methods, transactions, consideration, and sources; (b) dispose of all or part of the securities covered by this statement and any other Issuer- Related Securities, including by sale or other method, pursuant to open market, private, or other transactions or via a combination or combinations of such methods and transactions; (c) engage in financing, lending, hedging, pledging, or similar transactions involving the securities covered by this statement or other Issuer-Related Securities or a combination or combinations of such transactions; (d) engage in discussions and otherwise communicate with the issuer, officers, directors, and security holders of the issuer and other persons related to the issuer with respect to Issuer-Related Securities, the issuer, the issuer’s industry, business, condition, operations, structure, governance, management, capitalization, dividend policy, other policies, plans, and prospects and related and other matters; (e) suggest or recommend a transaction or transactions involving the acquisition, sale, or exchange of all or part of the Issuer-Related Securities or assets of the issuer, other actions or a combination or combinations of such actions, in any case, which relates or relate to (or could result in) a change or changes to the issuer’s business, condition, operations, structure, governance, management, capitalization, policies, plans, and prospects and similar and other actions and changes; (f) make a proposal or proposals involving the acquisition or sale of all or part of the Issuer-Related Securities or assets of the issuer; (g) make a proposal or proposals to request that the issuer and/or the security holders of the issuer consider an extraordinary or other transaction, such as a merger or reorganization, or a combination or combinations of such transactions; and (h) engage in a combination or combinations of the foregoing plans and/or proposals.

Each such plan or proposal may be subject to, and depend upon, a variety of factors, including (i) current and anticipated trading prices and the expected value of applicable Issuer-Related Securities, (ii) the issuer’s financial condition and position, results of operations, plans, prospects and strategies, (iii) general industry conditions, (iv) the availability, form and terms of financing and other investment and business opportunities, (v) general stock market and economic conditions, (vi) tax considerations and (vii) other factors. Each acquisition, disposition, transaction, discussion, communication, suggestion, recommendation, proposal and other action described herein may be effected, made or taken, as applicable, at any time and/or from time to time without prior notice. Although the plans and proposals described herein reflect the plans and proposals presently contemplated by the reporting person with respect to the issuer and the Issuer-Related Securities, as applicable, each such plan and proposal is subject to change at any time and from time to time dependent upon contingencies and assumed and speculative conditions and other factors, including actions taken by the issuer, the issuer’s board of directors, other security holders of the issuer and other parties and the outcome of the discussions, communications, transactions and other actions described herein. There can be no assurance that any such plan or proposal will be consummated or pursued or result in any transaction described herein or other transaction or that any action contemplated by any such plan or proposal (or any similar action) will be taken. Except as otherwise described herein, no reporting person currently has any plan or proposal that relates to or would result in any of the actions specified in clause (a) through (h) of Item 4 of Schedule 13D. However, the reporting person may, at any time and from time to time, plan or propose to effect or cause an action or actions relating to or resulting in one or more of the actions specified in clause (a) through (h) of Item 4 of Schedule 13D.

ITEM 5. INTEREST IN SECURITIES OF THE ISSUER

(a) The aggregate number and percentage of the subject class of securities beneficially owned by the reporting person is stated (and those securities for which the reporting person has a right to acquire, if any, are identified) in items 11 and 13 on the reporting person’s cover page hereto or otherwise herein, based 3,876,960 shares of Common Stock outstanding as of August 10, 2016.

(b) Number of securities for or as to which each reporting person has:

(i)	Sole power to vote or to direct the vote:

See Item 7 on the reporting person’s cover page hereto.

(ii)	Shared power to vote or to direct the vote:

See Item 8 on the reporting person’s cover page hereto.

(iii)	Sole power to dispose or to direct the disposition of:

See Item 9 on the reporting person’s cover page hereto.

(c) During the past sixty days, the only transactions in Common Stock effected by the reporting person were the open market purchases set forth in Exhibit 1.1.

ITEM 6. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO SECURITIES OF THE ISSUER

There are currently no contracts, arrangements, understandings or relationships (legal or otherwise) between the person named in Item 2 and any other person with respect to any securities of the issuer, including but not limited to transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

ITEM 7. MATERIAL TO BE FILED AS EXHIBITS

Exhibit No.	Description
1.1	Transactions in Shares

SIGNATURE

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

September 14, 2016
Date

/s/ Catherine Johanna DeFrancesco
Catherine Johanna DeFrancesco

Transactions in Shares by the Reporting Person

Purchasing entity	Trade date	Shares	Price per Share
Delavalco Holdings, Inc. (FL)	9/14/2016	10,100	3.78
DeFrancesco Motorsports, Inc.	9/13/2016	10,000	4.34
Delavalco Holdings, Inc.	9/13/2016	10,000	4.29
Delavalco Holdings, Inc. (FL)	9/13/2016	8,000	4.35
Delavalco Holdings, Inc. (FL)	9/12/2016	12,672	4.08
Delavalco Holdings, Inc. (FL)	9/9/2016	9500	3.91
Delavalco Holdings, Inc. (FL)	9/8/2016	10194	3.86
Delavalco Holdings, Inc. (FL)	9/2/2016	35000	3.86
Namaste Gorgie, Inc.	9/2/2016	39110	3.80
DSB Capital, Ltd.	9/2/2016	25000	3.79
DeFrancesco Motorsports, Inc.	9/2/2016	39100	3.74
Delavalco Holdings, Inc.	9/1/2016	2500	3.85
Delavalco Holdings, Inc.	9/1/2016	5000	3.89
Delavalco Holdings, Inc.	9/1/2016	580	3.89
Delavalco Holdings, Inc.	9/1/2016	4420	3.85
Delavalco Holdings, Inc.	9/1/2016	2443	3.84
Delavalco Holdings, Inc.	9/1/2016	2500	3.85
Delavalco Holdings, Inc.	9/1/2016	7757	3.85
Delavalco Holdings, Inc.	9/1/2016	7300	3.91
DSB Capital, Ltd.	9/1/2016	200	3.85
Namaste Gorgie, Inc.	8/31/2016	2000	3.37
DSB Capital, Ltd.	8/31/2016	724	3.74
DSB Capital, Ltd.	8/31/2016	6758	3.62
DSB Capital, Ltd.	8/31/2016	5682	3.67
DSB Capital, Ltd.	8/31/2016	6836	3.69
Delavalco Holdings, Inc.	8/30/2016	25000	3.52
Delavalco Holdings, Inc.	8/30/2016	4000	3.37
Delavalco Holdings, Inc.	8/30/2016	4000	3.35
Delavalco Holdings, Inc.	8/30/2016	1000	3.36
Delavalco Holdings, Inc.	8/30/2016	5000	3.67
Namaste Gorgie, Inc.	8/30/2016	5000	3.36
DSB Capital, Ltd.	8/30/2016	8800	3.52
DSB Capital, Ltd.	8/30/2016	6000	3.63
DSB Capital, Ltd.	8/30/2016	3000	3.59
DSB Capital, Ltd.	8/30/2016	1000	3.62
DeFrancesco Motorsports, Inc.	8/30/2016	10000	3.64
Marcandy Investments Corp.	8/30/2016	5000	3.36

EXHIBIT B

BARRY HONIG
555 South Federal Highway, #450
Boca Raton, FL 33432

September 13, 2016

By Email and UPS Overnight Service
Stephen T. Lundy
Chief Executive Officer Venaxis, Inc.
1585 South Perry Street
Castle Rock, CO 80104

Re:    Demand For Special Meeting of the Shareholders of Venaxis, Inc.

Mr. Lundy:

Barry Honig (the “Holder”) is the beneficial owner of shares of Venaxis, Inc., a Colorado corporation (“Venaxis” or the “Company”).  The Holder beneficially owns shares representing greater than ten (10%) percent of all the votes entitled to be cast at a meeting of the shareholders of the Company. I have attached evidence of such ownership which consists of the Broker Statement and Schedule 13D filed with the Securities and Exchange Commission on September 13, 2016 and attached hereto as Exhibit A and Exhibit B, respectively.

Pursuant to Section 7-107-102 of the Colorado Revised Statutes (“CRS”), the Holder hereby demands a special meeting (the “Meeting”) of the shareholders of the Company be held.  Notice of the Meeting should be provided by the Company to its shareholders within the timeframe allowed pursuant to the CRS and the Company’s Bylaws.

Pursuant to CRS 7-108-108, shareholders may remove one or more directors with or without cause.  A director may be removed by the shareholders only at a meeting called for the purpose of removing the director.  The purpose of this Meeting demanded by the Holders is to vote on the removal of five (5) directors, aside from you, currently serving on the Board of Directors. Additionally, proposals for a $7,500,000 dividend, to set the size of the board at no more than six (6) directors and for the election of five (5) new directors shall take place at the Meeting.  These purposes shall be described in the notice of the Meeting you are required to provide to the shareholders under applicable Colorado law, to be substantially in the form of the form of such proposals included herewith as Exhibit C.

Should you have any questions regarding the foregoing, please do not hesitate to contact Harvey Kesner, Esq.  at (212) 930-9700.

Very truly yours,

/s/ Barry Honig __________________________
Barry Honig
Shares Beneficially Owned: 389,159 (10.04%)

Exhibit A

Balances & Positions for customer 82963941 (GRQ CONSULTANTS INC 401K) Page 1 of 2

Balances & Positions

Tue, 13 Sep 2016 7:15:00 am EDT

Account

82963941 (GRQ CONSULTANTS INC)

Balance Summary

Total Account Value

Market Value of Securities

Money Market Funds

Trading Cash

Available Cash

Balance Detail

Account Type	Trade Date Balance	Market Value	Equity	Total Account Value
Total				

Assets

Symbol	Description	Quantity	Price	Start of Day	Current Value	Today's G/L	Account	P
Cash								
Equities								
APPY	VENAXIS INC NEW	389,159	$ 4.11	$ 1,599,443.49	$ 1,599,443.49		CASH	

https://corclearing.automatedfinancial.com/accounts/balance_page.html 9/13/2016

A-1

Exhibit B

[Omitted]

B-1

Exhibit C

PROPOSAL NO. 1

APPROVAL OF DIVIDEND

RESOLVED:

The Company shall be authorized and hereby is directed to declare and pay a special cash dividend to shareholders of record on the close of business on a date that shall be determined by the Board of Directors (not later than 30 days following shareholder authorization) such dividend to be paid on outstanding shares of the Company’s common stock, in the amount of $7,500,000 .  The dividend paid shall constitute a reduction in capital of the Company.

Vote Required

The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposal 1.

C-1

PROPOSAL NO. 2

APPROVAL TO FIX THE MAXIMUM NUMBER OF DIRECTORS OF THE COMPANY AT SIX (6) DIRECTORS

RESOLVED:

The Company shall be authorized and hereby is directed to establish the size of the Board of Directors and does hereupon fix the number of directors of the Company at a maximum of six (6) directors, such maximum number not to be revised except upon further shareholder authorization as provided in this resolution.

Vote Required

The affirmative vote of a majority of the votes cast (either in person or by proxy) and entitled to vote on the matter is required to approve Proposal 2.

C-2

PROPOSAL NO. 3

REMOVAL FROM OFFICE OF DIRECTORS

RESOLVED:

Colorado Revised Statute (C.R.S.) Section 7-108-108 states that shareholders of the Company may remove one or more directors with or without cause at a meeting called for the purpose of removing the director.  The shareholders of the Company do hereby remove at a meeting called for the purpose of removal, the following directors from the Board of Directors of the Company:

Name	Age	Date First Elected or Appointed	Position(s)
Gail S. Schoettler	72	2001	Non-Executive Chair and Director
Susan A. Evans	68	2012	Director
Daryl J. Faulkner	67	2009	Director
David E. Welch	68	2004	Director
Stephen A. Williams	56	2013	Director

Biographical information concerning the directors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Vote Required

The number of votes cast in favor of removal exceeds the number of votes cast against removal of each named director is required for Proposal 3.

C-3

PROPOSAL NO. 4

ELECTION OF FIVE (5) DIRECTORS

RESOLVED:

The following persons are hereby nominated for election to the Board of Directors of the Company, and are hereby elected to serve as directors and to serve until their successor(s) are duly qualified and elected on or following  the 2017 annual meeting of shareholders of the Company, such directors may only be removed “for cause” or resignation. Although it is not contemplated that any person will decline or be unable to serve as a director, in such event, the remaining Board members are authorized to fill any such vacancies created.

Name	Age
John Stetson	31
John O’Rourke	31
Jesse Sutton	47
Michael Beeghley	49
David Danziger	59

John Stetson has been the Managing Member of HS Contrarian Investments LLC, a private investment firm with a focus on early stage companies since 2010. In addition, Mr. Stetson served as Executive Vice President, Chief Financial Officer, and Director of Marathon Patent Group, Inc. (NASDAQ:MARA) June 2012 to February 2015, engaged in patenting, and patent acquisition, enforcement and monetization. Mr. Stetson was President & Co-Founder of Fidelity Property Group, Inc. from April 2010 to July 2014, a real estate development group focused on acquisition, rehabilitation, and short-term disposition of single family homes. Prior, Mr. Stetson held positions at Heritage Investment Group and Toll Brothers.  Mr. Stetson also served as Chief Financial Officer, Executive Vice President and Secretary of Majesco Entertainment Company (NASDAQ:COOL) since September 2015.  Mr. Stetson received his BA in Economics from the University of Pennsylvania.

John O’Rourke is an analyst and investor who currently serves as Managing Member of ATG Capital LLC, an investment fund focused on small and mid-cap growth companies possessing distinct competitive advantages and superior management teams.  Mr. O'Rourke currently serves on the Board of Directors of Customer Acquisition Network Inc., a leading global performance based marketing company that reaches more than two billion users per month.  Mr. O’Rourke formerly served on the Board of Directors of Rant, Inc., an innovator in U.S. digital media, prior to its sale to a Nasdaq listed company. He was formerly CFO of Fidelity Property Group, a real estate development company with a focus in California. He received his Bachelor of Science in Accounting with Honors from the University of Maryland and a Master of Science in Finance from George Washington University.

Jesse Sutton is a consultant for various analytic and gaming related companies. Mr. Sutton founded Majesco Entertainment Company (NASDAQ: COOL) in 1998 and served as its Chief Executive Officer until July 2015, as well as a director from December 5, 2003 until February 6, 2006 and again from August 23, 2006 until December 17, 2014. During this period, Mr. Sutton oversaw the successful launch and development of Zumba! Fitness which sold over $300 million in games, among many other successful brands brought to market like Cooking Mama, Jillian Michaels Fitness and Disney’s Phineus and Ferb and Alvin and the Chipmunks.  Mr. Sutton consults with various online and digital companies engaged in internet commerce and game development. Mr. Sutton attended Yeshiva University in New York.

Michael Beeghley has been President and founder of Applied Economics LLC (“Applied Economics”), a national corporate finance and financial advisory services firm for 18 years. Mr. Beeghley has testified as an expert and provided expert opinions on numerous economic, financial and securities issues. Mr. Beeghley advises pharmaceutical, biologics and medical device companies.  Recently, Mr. Beeghley served as advisor to a drug distribution company sale to a major private equity firm in a leveraged buy-out.  Prior to forming Applied Economics, Mr. Beeghley was a Manager in the Corporate Finance Group of Ernst & Young, LLP and a Senior Analyst in the Corporate Finance Group of PricewaterhouseCoopers.  Mr. Beeghley currently serves as a director of Majesco Entertainment Company (NASDAQ:COOL) since December 2015.

David Danziger is an Assurance Partner in MNP LLP’s Toronto office. He is the Senior Vice President of Assurance for the firm as well as the National Leader of MNP’s Public Companies practice. An accounting professional since 1980, Mr. Danziger is proficient in his field, serving in both the audit function and as a compliance advisor to public companies as well as to private firms looking to become public. His years of experience are a benefit to clients engaging in any form of public market transaction. Mr. Danziger also assists clients with significant transactions, complex accounting matters and regulatory issues as well as prospectus filing and other publicly filed documents. Mr. Danziger's experience with US Reporting Issuers as well as Canadian Reporting Issuers has required him to be fluent in both IFRS and US GAAP. Mr. Danziger has served as a Director for public companies for many years and currently has significant director positions with TSX, TSXV, NYSE and AMEX-listed public companies.  Mr. Danziger graduated from the University of Toronto with a Bachelor of Commerce in 1980 and completed the School of Accountancy in 1983.

There are no family relationships between these nominees and any director or executive officer of the Company and there were no related party transactions between this nominee and the Company. No nominee has had any involvement in any legal proceedings (10 years) pursuant to Item 401 of Regulation S-K.

Vote Required

The affirmative vote of the holders of a plurality of the common stock present at the special meeting of stockholders is required for election of each director nominee set forth in this proposal.

C-4

EXHIBIT C

BARRY HONIG
555 South Federal Highway, #450
Boca Raton, FL 33432
T: 561-961-4237
F: 561-235-5379
E: brhonig@aol.com

September 13, 2016
By E-Mail and Overnight UPS Mail
Daryl Faulkner
Chair, Nominating Committee
c/o Venaxis, Inc.
1585 South Perry Street
Castle Rock, Colorado 80104

Re:    Nomination of Five (5) Director Candidates of Venaxis, Inc.

Dear Mr. Faulkner:

I am a record and beneficial holder of shares of Venaxis, Inc., a Colorado corporation (“Venaxis” or the “Company”).  Directly and as trustee of GRQ Consultants, Inc. 401K, I beneficially own shares representing greater than ten (10%) percent of common stock, of the Company. I have attached evidence of such ownership which consists of the Broker Statement and Schedule 13D filed with the Securities and Exchange Commission on September 13, 2016 and attached hereto as Exhibit A and Exhibit B, respectively.

Pursuant to the procedures for nominating a director candidate to the Board of Directors (the “Board”) of the Company, I hereby wish to nominate the following candidates to stand for election at the special meeting of the shareholders of the Company called to take place on a date of the Company’s choosing within the timeframe allowed pursuant to the CRS and the Company’s Bylaws:

1.	John Stetson
a.	68 Fiesta Way, Boca Raton, FL 33432
b.	T: 561-961-4371, F: 561-235-5379, E: stetson.john@gmail.com
c.
Mr. Stetson has been the Managing Member of HS Contrarian Investments LLC, a private investment firm with a focus on early stage companies since 2010. In addition, Mr. Stetson served as Executive Vice President, Chief Financial Officer, and Director of Marathon Patent Group, Inc. (NASDAQ:MARA) June 2012 to February 2015, engaged in patenting, and patent acquisition, enforcement and monetization. Mr. Stetson was President & Co-Founder of Fidelity Property Group, Inc. from April 2010 to July 2014, a real estate development group focused on acquisition, rehabilitation, and short-term disposition of single family homes. Prior, Mr. Stetson held positions at Heritage Investment Group and Toll Brothers.  Mr. Stetson also served as Chief Financial Officer, Executive Vice President and Secretary of Majesco Entertainment Company (NASDAQ:COOL) since September 2015.  Mr. Stetson received his BA in Economics from the University of Pennsylvania.

d.	There are no family relationships between this nominee and any director or executive officer of the Company.
e.	No involvement in any legal proceedings (10 years).
f.	This nominee’s security ownership of the Company is as follows: No ownership.
g.	There were no related party transactions between this nominee and the Company.

2.	John O’Rourke
a.	808 Solar Isle Dr., Fort Lauderdale, FL 33301
b.	T: 610-247-3917, F: 561-235-5379, E: john@atgcapitalllc.com
c.
Mr. O’Rourke is an analyst and investor who currently serves as Managing Member of ATG Capital LLC, an investment fund focused on small and mid-cap growth companies possessing distinct competitive advantages and superior management teams.  Mr. O'Rourke currently serves on the Board of Directors of Customer Acquisition Network Inc., a leading global performance based marketing company that reaches more than two billion users per month.  Mr. O’Rourke formerly served on the Board of Directors of Rant, Inc., an innovator in U.S. digital media, prior to its sale to a Nasdaq listed company. He was formerly CFO of Fidelity Property Group, a real estate development company with a focus in California. He received his Bachelor of Science in Accounting with Honors from the University of Maryland and a Master of Science in Finance from George Washington University.

d.	There are no family relationships between this nominee and any director or executive officer of the Company.
e.	No involvement in any legal proceedings (10 years).
f.	This nominee’s security ownership of the Company is as follows:
Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	12,500 Shares (1)	.32% (2)

(1)
Represents 12,500 shares of common stock held by ATG Capital LLC (“ATG”). Mr. O’Rourke is the sole manager and member of ATG and in such capacity holds voting and dispositive power over the securities held by ATG.

(2)
Calculated based on 3,876,961 shares of the Common Stock outstanding as of August 10, 2016, as reported in the Company’s Form 10-Q for the period ended June 30, 2016 filed with the SEC on August 10, 2016.

g.	There were no related party transactions between this nominee and the Company.

3.	Jesse Sutton
a.	1989 East 2nd Street, Brooklyn, NY 11223
b.	T: 732-233-0436, F: 732-225-8408, E: jesutton@majescoent.com
c.
Mr. Sutton is a consultant for various analytic and gaming related companies. Mr. Sutton founded Majesco Entertainment Company (NASDAQ: COOL) in 1998 and served as its Chief Executive Officer until July 2015, as well as a director from December 5, 2003 until February 6, 2006 and again from August 23, 2006 until December 17, 2014. During this period, Mr. Sutton oversaw the successful launch and development of Zumba! Fitness which sold over $300 million in games, among many other successful brands brought to market like Cooking Mama, Jillian Michaels Fitness and Disney’s Phineus and Ferb and Alvin and the Chipmunks. Mr. Sutton consults with various online and digital companies engaged in internet commerce and game development. Mr. Sutton attended Yeshiva University in New York.

d.	No involvement in any legal proceedings (10 years).
e.	This nominee’s security ownership of the Company is as follows: No ownership.
f.	There were no related party transactions between this nominee and the Company.

4.	Michael Beeghley
a.	825 West Peachtree Street, Suite 250, Atlanta, GA 30308
b.	T: 404-214-3600, F: 404‐214‐3601, E: michael@appliedecon.com
c.
Mr. Beeghley has been President and founder of Applied Economics LLC (“Applied Economics”), a national corporate finance and financial advisory services firm for 18 years. Mr. Beeghley has testified as an expert and provided expert opinions on numerous economic, financial and securities issues. Mr. Beeghley advises pharmaceutical, biologics and medical device companies.  Recently, Mr. Beeghley served as advisor to a drug distribution company sale to a major private equity firm in a leveraged buy-out.  Prior to forming Applied Economics, Mr. Beeghley was a Manager in the Corporate Finance Group of Ernst & Young, LLP and a Senior Analyst in the Corporate Finance Group of PricewaterhouseCoopers.  Mr. Beeghley currently serves as a director of Majesco Entertainment Company (NASDAQ:COOL) since December 2015.

d.	There are no family relationships between this nominee and any director or executive officer of the Company.
e.	No involvement in any legal proceedings (10 years).
f.	This nominee’s security ownership of the Company is as follows: No ownership.
g.	There were no related party transactions between this nominee and the Company.

5.	David Danziger
a.	903 – 10 Bellair Street, Toronto, Ontario M5R 3T8
b.	T: 647-296-3658, F: n/a, E: david.danziger@mnp.ca
c.
Mr. Danziger is an Assurance Partner in MNP LLP’s Toronto office. He is the Senior Vice President of Assurance for the firm as well as the National Leader of MNP’s Public Companies practice. An accounting professional since 1980, Mr. Danziger is proficient in his field, serving in both the audit function and as a compliance advisor to public companies as well as to private firms looking to become public. His years of experience are a benefit to clients engaging in any form of public market transaction. Mr. Danziger also assists clients with significant transactions, complex accounting matters and regulatory issues as well as prospectus filing and other publicly filed documents. Mr. Danziger's experience with US Reporting Issuers as well as Canadian Reporting Issuers has required him to be fluent in both IFRS and US GAAP. Mr. Danziger has served as a Director for public companies for many years and currently has significant director positions with TSX, TSXV, NYSE and AMEX-listed public companies. Mr. Danziger graduated from the University of Toronto with a Bachelor of Commerce in 1980 and completed the School of Accountancy in 1983.

d.	No involvement in any legal proceedings (10 years).
e.	This nominee’s security ownership of the Company is as follows: No ownership.
f.	There were no related party transactions between this nominee and the Company.

Furthermore, attached hereto as Exhibit C, are the signed written consents of the nominees for election as director of the Company.

Should you have any questions regarding the foregoing, please do not hesitate to contact our counsel Harvey Kesner, Esq. at (212) 930-9700.

Very truly yours,

/s/ Barry Honig
_______________________
Barry Honig

Exhibit A

A-1

Exhibit B

[Omitted]

B-1

Exhibit C

CONSENT TO NOMINATION AS DIRECTOR

I, **John Stetson,** do hereby consent to my nomination for membership of the board of directors (the "Board") of Venaxis, Inc., a Colorado Corporation (the "Company").

1. Should I be elected to the Board, I am willing and able to serve and agree to serve for compensation not greater than that described in the Company's most recent proxy statement.
2. I am deemed to be "independent" as that word is defined by Rule 5605(a) of the NASDAQ listing standards.
3. I do hereby attest to the accuracy of the information submitted hereto.

DATED: September 9, 2016

John Stetson

Name: John Stetson

CONSENT TO NOMINATION AS DIRECTOR

I, John O'Rourke, do hereby consent to my nomination for membership of the board of directors (the "Board") of Venaxis, Inc., a Colorado Corporation (the "Company").

1. Should I be elected to the Board, I am willing and able to serve and agree to serve for compensation not greater than that described in the Company's most recent proxy statement.
2. I am deemed to be "independent" as that word is defined by Rule 5605(a) of the NASDAQ listing standards.
3. I do hereby attest to the accuracy of the information submitted hereto.

DATED: September 12, 2016

____
Name:

CONSENT TO NOMINATION AS DIRECTOR

I, Jesse Sutton , do hereby consent to my nomination for membership of the board of directors (the "Board") of Venaxis, Inc., a Colorado Corporation (the "Company").

1. Should I be elected to the Board, I am willing and able to serve and agree to serve for compensation not greater than that described in the Company's most recent proxy statement.
2. I am deemed to be "independent" as that word is defined by Rule 5605(a) of the NASDAQ listing standards.
3. I do hereby attest to the accuracy of the information submitted hereto.

DATED: September 12, 2016

Jesse Sutton
Name:

CONSENT TO NOMINATION AS DIRECTOR

I, _**Michael M. Beeghley,** do hereby consent to my nomination for membership of the board of directors (the "Board") of Venaxis, Inc., a Colorado Corporation (the "Company").

1. Should I be elected to the Board, I am willing and able to serve and agree to serve for compensation not greater than that described in the Company's most recent proxy statement.
2. I am deemed to be "independent" as that word is defined by Rule 5605(a) of the NASDAQ listing standards.
3. I do hereby attest to the accuracy of the information submitted hereto.

DATED: September 8, 2016

CONSENT TO NOMINATION AS DIRECTOR

I, **David Danziger,** do hereby consent to my nomination for membership of the board of directors (the "Board") of Venaxis, Inc., a Colorado Corporation (the "Company").

1. Should I be elected to the Board, I am willing and able to serve and agree to serve for compensation not greater than that described in the Company's most recent proxy statement.
2. I am deemed to be "independent" as that word is defined by Rule 5605(a) of the NASDAQ listing standards.
3. I do hereby attest to the accuracy of the information submitted hereto.

DATED: September 12, 2016

Name: David Danziger